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                                                                     EXHIBIT 4.2



                       SENSORMATIC ELECTRONICS CORPORATION

                           NON-QUALIFIED STOCK OPTION

     For valuable consideration, receipt of which is hereby acknowledged, SENSORMATIC ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby grants to ____________________________________________, who resides at
____________________________________________ (the "Optionee"), a non-qualified stock option ("Option"), subject to the terms and conditions hereof, to purchase from the Company an aggregate of ____________ shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock"), at the price of $_________ per share (the "Option Price"), such option to be exercisable in installments as set forth below on or before the close of business on the day preceding the [tenth] anniversary of the date hereof (the "Termination Date").

     This Option may be exercised as to one-third of the shares of Common Stock subject hereto on or after the first anniversary of the date hereof, as to an additional one-third of such shares on or after the second anniversary of the date hereof, and as to the remaining one-third of such shares, on or after the third anniversary of the date hereof.




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     This Option is granted pursuant to the Company's 1999 Stock Incentive Plan
(the "Plan") and is subject to the terms and conditions thereof. The Plan is administered by the Company's Compensation Committee (the "Committee"). All determinations and acts of the Committee as to any matters concerning the Plan, including interpretations or constructions of this Option and of the Plan, shall be conclusive and binding on the Optionee and any parties claiming through the Optionee.

     Unless the Optionee ceases to be employed by or associated with the Company or a direct or indirect subsidiary thereof, the right of the Optionee to purchase shares subject to any installment may be exercised in whole at any time or in part from time to time after the accrual of such respective installment and prior to the Termination Date, except as otherwise provided herein. This Option may be exercised only with respect to full shares.

     Subject to the provisions of this Option, this Option may be exercised by written notice (the "Notice") to the Company stating the number of shares of Common Stock with respect to which it is being exercised. The Notice shall be accompanied by the Optionee's payment in full of the Option Price for each of the shares to be purchased by the Optionee, such payment to be

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made by (a) certified or bank cashier's check payable to the order of the
Company or (b) any other means or arrangements acceptable to the Committee.

     As soon as practicable after receipt of the Notice and payment, and subject to the next two paragraphs, the Company shall, without transfer or issue tax or other incidental expense to the Optionee, deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased. Such delivery shall be made (a) at the offices of the Company at 951 Yamato Road, Boca Raton, Florida 33431, (b) at such other place as may be mutually acceptable to the Company and the Optionee, or (c) at the election of the Company, by certified mail addressed to the Optionee at the Optionee's address shown in the records of the Company.

     The Company shall have the right to withhold an appropriate number of shares of Common Stock (based on the fair market value thereof on the date of exercise) for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all tax withholding obligations.

     The Company may postpone the time of delivery of certificate(s) for shares of Common Stock for such additional




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time as the Company shall deem necessary or desirable to enable it to comply with the requirements of any securities exchange upon which the Common Stock may be listed, or the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or any applicable state laws relating to the authorization, issuance or sale of securities.

     The issuance of the shares of Common Stock subject hereto and issuable upon the exercise of this Option and the transfer or resale of such shares shall be subject to such restrictions as are, in the opinion of the Company's counsel, required to comply with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the certificate(s) representing such shares shall, if it is deemed advisable by the Company's counsel, bear a legend to such effect.

     If, upon tender of delivery of the number of shares of Common Stock specified in the Notice, the Optionee fails to accept delivery of and pay, or have made arrangements, satisfactory to the Committee, for payment, for all or any part thereof, the Optionee's right to exercise this Option with








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respect to such unaccepted and unpaid for shares may be terminated by the
Company.

     During the Optionee's lifetime, this Option shall be exercisable only by the Optionee (except as otherwise provided below), and neither this Option nor any right hereunder shall be assignable or transferable otherwise than by will or the laws of descent and distribution (as provided below), or be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of this Option or of any right hereunder, except as provided for herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate this Option by notice to the Optionee, and it shall become null and void.

     Subject to the terms of the Plan, if, prior to the Termination Date, the Optionee's employment or association with the Company or any of its direct or indirect subsidiaries terminates for any reason (otherwise than by reason of the Optionee's death or disability (as defined below)), this Option, and all rights hereunder to the extent that this Option and such rights shall not have been exercised on the effective date of







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such termination, shall immediately terminate and become null and void.

     In the event of the Optionee's death prior to the Termination Date, and while the Optionee is employed by or associated with the Company or a direct or indirect subsidiary thereof, this Option shall immediately become fully exercisable and may be exercised within one year after the date of the Optionee's death by the person(s) to whom the right passes pursuant to the following sentence, but in no event may this Option be exercised later than the Termination Date. All rights with respect to this Option, including the right to exercise it, shall pass in the following order: (a) to such person(s) as the Optionee may designate in a writing duly delivered to the Company (in the form available from the Company for such purpose), or, in the absence of such a designation, then (b) to the Optionee's estate (the Option to be exercised by the legal representative).

     In the event that the Optionee, prior to the Termination Date, ceases to be employed by or associated with the Company or a direct or indirect subsidiary thereof because the Optionee is deemed by the Company to be disabled, this Option shall immediately become fully exercisable and may be exercised by the Optionee, if legally competent, or by a committee or other







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legally designated guardian or representative if the Optionee is legally incompetent, within one year after the date the Optionee ceases to be employed by or associated with the Company or a direct or indirect subsidiary thereof as a result of such disability, but in no event may this Option be exercised later than the Termination Date. For purposes of this Option, the Optionee shall be deemed by the Company to be disabled if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. The Optionee shall not be considered to be disabled unless the Optionee or the Optionee's representative furnishes proof of the existence of such disability in such form and manner, and at such times, as may be required by the Committee, and unless such proof shall be satisfactory to the Committee. The determination by the Committee with respect to the existence of such disability shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

     In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger or similar












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event, the Committee shall adjust proportionally the number of shares of Common
Stock covered by this Option and the Option Price thereof. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may authorize the assumption of this Option or the substitution of a new stock option for this Option, whether or not in a transaction to which Section 424(a) of the Internal Revenue Code of 1986, as amended from time to time, applies. The judgment of the Committee with respect to any matter referred to in this paragraph shall be conclusive and binding upon the Optionee and any parties claiming through the Optionee.

     Neither the Optionee nor any person or persons entitled to exercise the Optionee's rights under this Option in accordance herewith shall have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock subject to this Option, except to the extent that a certificate








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for such shares shall have been issued upon the exercise of this Option as provided herein.

     Each notice relating to this Option shall be in writing and delivered in person or by certified mail to the proper address. All notices to the Company shall be addressed to it at its offices at 951 Yamato Road, Boca Raton, Florida 33431, attention of the Committee, c/o the Company's Secretary, and shall become effective when received by the Secretary. All notices to the Optionee or other person or persons then entitled to exercise any rights with respect to this Option shall be addressed to the Optionee or such other person or persons at the Optionee's address shown in the records of the Company. Anyone to whom a notice may be given under this Option may designate a new address by notice to that effect.

     Neither the adoption of the Plan nor the granting of this Option confers on the Optionee any right to continued employment by or association with the Company (or any of its direct or indirect subsidiaries) or in any way interferes with or alters the Company's (and its direct and indirect subsidiaries') right to terminate such employment or association at any time, with or without cause, and without liability therefor. This Option shall not be deemed a part of the Optionee's regular,













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recurring compensation, if any, for any purpose, including, without limitation, for the purposes of any termination indemnity or severance pay law of any jurisdiction.

     This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Internal Revenue Code of 1986, as amended from time to time, or the securities laws of the United States, shall be governed by and construed under the laws of the State of Delaware.

     IN WITNESS WHEREOF, SENSORMATIC ELECTRONICS CORPORATION has caused this Option to be executed by its officers, thereunto duly authorized, as of the ____ day of ____________, 19__.



                                     SENSORMATIC ELECTRONICS
                                        CORPORATION


                                     By:
                                        -------------------------------------
                                         Name:
                                         Title:



ATTEST:



------------------------------
     Marian E. Fetchik
     Assistant Secretary












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